Exhibit 20.6
Page 1 of 3
                    Navistar Financial 1997 - B Owner Trust
                         For the Month of October 1998
                    Distribution Date of November 16, 1998
                           Servicer Certificate #13

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $335,527,907.90
Beginning Pool Factor                                           0.6710633

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $15,148,828.59
     Interest Collected                                     $2,804,375.33

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $569,873.83
Total Additional Deposits                                     $569,873.83

Repos / Chargeoffs                                            $526,039.91
Aggregate Number of Notes Charged Off                                 117

Total Available Funds                                      $18,110,493.03

Ending Pool Balance                                       $320,265,624.12
Ending Pool Factor                                              0.6405384

Servicing Fee                                                 $279,606.59

Repayment of Servicer Advances                                $412,584.72

Reserve Account:
     Beginning Balance  (see Memo Item)                    $18,517,887.96
     Target Percentage                                               5.25%
     Target Balance                                        $16,813,945.27
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,703,942.69)
     Ending Balance                                        $16,813,945.27

Current Weighted Average APR:                                       9.908%
Current Weighted Average Remaining Term (months):                   39.60

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,808,523.22      1,421
                                31 - 60 day             $430,835.30        352
                                60+  days               $172,346.24         97

     Total:                                           $2,411,704.76      1,423

     Balances:                  60+  days             $3,121,555.66         97

Memo Item - Reserve Account
     Prior Month                                     $17,615,215.16
+    Invest. Income                                      $86,461.56
+    Excess Serv.                                       $816,211.24
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $18,517,887.96

Exhibit 20.6
Page 2 of 3
Navistar Financial 1997 - B Owner Trust
For the Month of October 1998

                                                                    NOTES
                                                  (Money Market)
                                      TOTAL        CLASS A - 1      CLASS A - 2      CLASS A - 3     CLASS A - 4    CLASS B NOTES
                                $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%          96.50%            0.00%            0.00%           3.50%
     Coupon                                                5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance          $335,527,907.90
Ending Pool Balance             $320,265,624.12

Collected Principal              $14,736,243.87
Collected Interest                $2,804,375.33
Charge - Offs                       $526,039.91
Liquidation Proceeds/Recoveries     $569,873.83
Servicing                           $279,606.59
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $17,830,886.44

Beginning Balance               $335,527,907.90            $0.00  $42,284,431.12  $132,000,000.00  $149,500,000.00  $11,743,476.78

Interest Due                      $1,752,391.42            $0.00     $223,863.17      $682,000.00      $784,875.00      $61,653.25
Interest Paid                     $1,752,391.42            $0.00     $223,863.17      $682,000.00      $784,875.00      $61,653.25
Principal Due                    $15,262,283.78            $0.00  $14,728,103.85            $0.00            $0.00     $534,179.93
Principal Paid                   $15,262,283.78            $0.00  $14,728,103.85            $0.00            $0.00     $534,179.93

Ending Balance                  $320,265,624.12            $0.00  $27,556,327.27  $132,000,000.00  $149,500,000.00  $11,209,296.85
Note / Certificate Pool Factor                            0.0000          0.2932           1.0000           1.0000          0.6405
   (Ending Balance / Original Pool Amount)
Total Distributions              $17,014,675.20            $0.00  $14,951,967.02      $682,000.00      $784,875.00     $595,833.18

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $816,211.24
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $18,517,887.96
(Release) / Draw                 ($1,703,942.69)
Ending Reserve Acct Balance      $16,813,945.27

Exhibit 20.6
Page 3 of 3
Navistar Financial 1997 - B Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                 5                 4                 3                 2                 1
                                              Jun-98            Jul-98            Aug-98            Sep-98            Oct-98
Beginning Pool Balance                   $389,937,284.97   $376,910,588.41   $364,215,847.31   $354,559,225.94   $335,527,907.90

A)  Loss Trigger:
    Principal of Contracts Charged Off       $772,265.78       $802,364.56       $533,508.96       $613,498.37       $526,039.91
    Recoveries                               $669,359.85       $472,338.50       $497,069.54     $1,062,542.11       $569,873.83

    Total Charged Off (Months 5, 4, 3)     $2,108,139.30
    Total Recoveries (Months 3, 2, 1)      $2,129,485.48
    Net Loss / (Recoveries) for 3 Mos        ($21,346.18)(a)

    Total Balance (Months 5, 4, 3)     $1,131,063,720.69(b)

    Loss Ratio Annualized  [(a/b) * (12)]       -0.02265%

    Trigger:  Is Ratio > 1.5%                         No
                                                                                  Aug-98            Sep-98            Oct-98

B)   Delinquency Trigger:                                                      $2,940,241.86     $3,797,046.20     $3,121,555.66
     Balance delinquency 60+ days                                                   0.80728%          1.07092%          0.93034%
     As % of Beginning Pool Balance                                                 0.83061%          0.94725%          0.93618%
     Three Month Average

Trigger:  Is Average > 2.0%                           No

C)   Noteholders Percent Trigger:               3.36283%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer